Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We hereby consent to the inclusion in this Registration Statement No. 333-283622 on Form F-1 of our report dated April 23, 2025, relating to the consolidated financial statements of Rezolve AI plc and Subsidiaries as of and for the years ended December 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ Grassi & Co., CPAs, P.C.

Grassi & Co., CPAs, P.C.

Jericho, New York

May 6, 2025